EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Superior Energy Services, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-125316, No. 333-116078, No. 333-101211, No. 333-33758, No. 333-43421, No. 333-12175, No. 333-136809, No. 333-146237, No. 333-144394, No. 333-161212, No. 333-174972, and No. 333-177679) on Form S-8 and Form S-4 of Superior Energy Services, Inc. of our report dated February 28, 2012, except as to notes 1, 3, 4, 11, and 16, which are as of June 15, 2012, with respect to the consolidated balance sheets of Superior Energy Services, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and related financial statement schedule, which report appears in the Current Report on Form 8-K of Superior Energy Services, Inc. and subsidiaries dated June 15, 2012.

/s/ KPMG LLP

New Orleans, Louisiana

June 15, 2012